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                              REPURCHASE AGREEMENT

         THIS AGREEMENT, made this 7th day of July, 1995, by and among MHM Extended Care Services, Inc., a Delaware corporation (the "Company") and Murray
I. Firestone, Ph.D., an individual, (the "Holder").

                             W I T N E S S E T H :

         WHEREAS, pursuant to a Warrant (the "Warrant") issued on even date herewith, the Company has issued certain rights to Holder to purchase shares of the Company's Common Stock; and

         WHEREAS, the Company and the Holder wish to make provision for the Holder to require the Company to purchase all of the Holder's rights, title and interest in the Warrant, all upon terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Ownership of the Warrant. As of the date of the execution of this Agreement, the Holder is the legal and equitable owner of all of the rights and privileges of, and all of the responsibilities under, the Warrant.

         2. Purchase of Warrant at the Option of Holder. If the Holder shall desire to sell all of the Holder's rights, title and interest in the Warrant upon the last day of the initial or extended term of the Warrant (the "Repurchase Date"), then the Holder shall send a notice (in the form set forth as Exhibit A, attached hereto) to the Company within ninety (90) days prior to the Repurchase Date, and, if it has received a properly completed notice, the Company shall, within thirty (30) days following the Repurchase Date, be obligated to repurchase from the Holder all of the Holder's rights, title and interest in the Warrant at such time, at a price equal to the Fair Market Value of the Warrant (as hereinafter defined) on the Repurchase Date. The purchase price shall be paid in cash within thirty (30) days after the Repurchase Date. For the purposes of this Agreement, the "Fair Market Value of this Warrant" shall mean an amount equal to (a) the
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Company's net revenues for its most recently completed fiscal year multiplied by one and then (b) multiplied by the number of shares of the Company's Common Stock which the Holder is then entitled to purchase under the terms of the Warrant. For the purposes of this Agreement, the net revenues of the Company shall be determined by reference to the Company's income statements, prepared in accordance with generally accepted accounting principles, applied in a manner consistent with the Company's prior practices. The right to require the Company to repurchase the Holder's interest in the Warrant may only be exercised within the time period set forth above. If this right is not exercised, it shall immediately expire.

         3.      Intentionally Deleted.

         4.      Notices.

         (a) Each notice, demand, request, consent, report, approval or communication ("Notice") under this Agreement shall be in writing and given by telex, telegram, telecopy, personal delivery or receipted delivery service or certified U.S. mail, return receipt requested, prepaid and properly addressed to the address of the party to be served as shown below. Notice shall be effective on the date it was sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date the Notice was mailed.

         (b) Each notice which is or may be required to be given in connection with this Warrant shall be in writing, and given by telex, telegram, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed as shown below. Notices shall be effective on the date sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

                 If to the Company:      MHM Extended Care Services, Inc.
                                         990 Hammond Drive, Suite 310
                                         Atlanta, GA 30328


                 With a copy to:         Alan S. Einhorn, Esq.
                                         General Counsel
                                         Mental Health Management, Inc.
                                         7601 Lewinsville Road, Suite 200
                                         McLean, VA 22102
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                 If to Holder:           Murray I. Firestone, Ph.D.

                                         --------------------------

                                         --------------------------


         (c) Each party may designate by Notice to the others in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

         5. Captions. The section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

         6. Non-Transferability. The rights granted to the Holder hereunder are personal and many not be transferred at any time.

         7. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Delaware.

         8. Further Assurances. The parties hereto agree to execute any and all other and further instruments and perform any and all acts which are or may become necessary to effectuate the terms of this Agreement.

         9. Binding Effect; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, personal representatives, successors and, to the extent permitted, assigns, but may not be assigned by any party without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the right to assign all of its rights and obligations under this Agreement to a wholly-owned subsidiary of the Company.
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         10.     Entire Agreement.  This Agreement sets forth the entire
agreement and understanding of the parties pertaining to the subject matter hereof, and there are no other prior or contemporaneous, written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto. No supplement, modification, termination in whole or in part or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the corporate party hereto has caused this Agreement to be executed by its respected duly authorized officers and has affixed its respected corporate seals, and the individual party has hereunto set his hand and seal, all on the day and year first above written.


Corporate Seal                  MHM Extended Care Services, Inc.

                                By:
                                   ------------------------------
                                   Michael S. Pinkert, President


                                Attest:
                                       --------------------------
                                       Alan S. Einhorn
                                       Secretary

[SIG]                                   [SIG]                    (SEAL)
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Witness                         Murray I. Firestone